UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2011

American Greetings Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-13859	34-0065325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Road, Cleveland, Ohio	44114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 30, 2011, American Greetings Corporation (the “Company”) entered into a second supplemental indenture (the “2016 Senior Notes Supplemental Indenture”), by and between the Company, as issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee (the “Trustee”), to the indenture, dated as of May 24, 2006 (the “2016 Senior Notes Base Indenture”), by and between the Company and the Trustee, as supplemented by a first supplemental indenture, dated as of February 24, 2009 (together with the 2016 Senior Notes Base Indenture, the “2016 Senior Notes Indenture”), by and between the Company and the Trustee, under which the Company issued its 7.375% Senior Notes due 2016 (the “2016 Senior Notes”). On November 30, 2011, the Company also entered into a first supplemental indenture (the “2016 Notes Supplemental Indenture”), by and between the Company and the Trustee, to the indenture, dated as of February 24, 2009 (the “2016 Notes Indenture”), by and between the Company and the Trustee, under which the Company issued its 7.375% Notes due 2016 (the “2016 Notes” and, collectively with the 2016 Senior Notes, the “Notes” and each of the 2016 Senior Notes and the 2016 Notes a “Series” of Notes).

The 2016 Senior Notes Indenture and the 2016 Notes Indenture, with respect to each applicable Series of Notes issued thereunder, are each referred to herein as the “Indenture.” The 2016 Senior Notes Supplemental Indenture and the 2016 Notes Supplemental Indenture, with respect to each applicable Indenture, are each referred to herein as the “Supplemental Indenture.”

The Supplemental Indentures amend the Indentures by, among other things, eliminating certain restrictive covenants and reducing the minimum period required for notice of redemption from 30 days to three business days.

The amendments to the Indentures contained in the Supplemental Indentures were effective as of November 30, 2011. The amendments became operative when the Company accepted for purchase validly tendered 2016 Senior Notes and 2016 Notes representing a majority of the outstanding 2016 Senior Notes and 2016 Notes, respectively, pursuant to the Company’s tender offers for all outstanding 2016 Senior Notes and 2016 Notes. As of 5:00 p.m., New York City time, on Tuesday, November 29, 2011, the Company had received tenders of approximately $180,328,000 and $24,514,000 aggregate principal amount of 2016 Senior Notes and 2016 Notes, respectively, representing approximately 81.23% and 74.98% of the aggregate principal amount of the outstanding 2016 Senior Notes and 2016 Notes, respectively.

The foregoing description of the Supplemental Indentures does not purport to be complete, and is qualified in its entirety by reference to the full text of each of the 2016 Senior Notes Supplemental Indenture and the 2016 Notes Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of November 30, 2011, by and between the Company, as Issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee, with respect to the Company’s 7.375% Senior Notes due June 1, 2016

4.2	First Supplemental Indenture, dated as of November 30, 2011, by and between the Company, as Issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee, with respect to the Company’s 7.375% Notes due June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GREETINGS CORPORATION

By:	/s/ Catherine M. Kilbane
Name:	Catherine M. Kilbane
Title:	Senior Vice President, General Counsel and Secretary

Date: December 2, 2011

Exhibit Index

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of November 30, 2011, by and between the Company, as Issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee, with respect to the Company’s 7.375% Senior Notes due June 1, 2016

4.2	First Supplemental Indenture, dated as of November 30, 2011, by and between the Company, as Issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee, with respect to the Company’s 7.375% Notes due June 1, 2016